	APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer

FOR IMMEDIATE RELEASE
	CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 Financial Dynamics Investor Contact: Eric Boyriven, Alexandra Tramont (212) 850-5600

MILLER INDUSTRIES REPORTS 2004 FOURTH QUARTER AND YEAR END
EARNINGS RESULTS

CHATTANOOGA, Tennessee, March 14, 2005 -- Miller Industries, Inc. (NYSE: MLR) (“the Company”) today announced financial results for the fourth quarter and full year ended December 31, 2004.
For the fourth quarter of 2004, net sales from continuing operations were $67.2 million, an increase of 35% compared with $49.8 million in the fourth quarter of 2003. Fourth quarter 2004 income from continuing operations(1) was $1.8 million, or $0.16 per diluted share, compared to $0.7 million, or $0.07 per diluted share for the fourth quarter of 2003, an increase of 169%.
The Company reported net income for the 2004 fourth quarter of $1.6 million, or $0.14 per diluted share, which included a loss of $(230,000), or $(0.02) per diluted share, after-tax, from discontinued operations. This compares to a net loss for the 2003 fourth quarter of $(6.3) million, or $(0.67) per diluted share, which included a loss from discontinued operations of $(6.9) million, or $(0.74) per diluted share. The Company’s diluted shares outstanding increased 20% over the year ago period as a result of the completion of the exchange of certain of its subordinated debt and warrants for shares of its common stock in the first quarter of 2004, and the sale of 480,000 shares of its common stock in a private placement in the second quarter of 2004, both as previously announced.
Costs of operations in the fourth quarter of 2004 were $59.3 million, compared to $44.7 million in the year ago period. The higher costs of operations reflect higher sales volumes from year ago levels,

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MILLER INDUSTRIES REPORTS 2004 FOURTH QUARTER AND YEAR END	PAGE 2
EARNINGS RESULTS

as well as increased raw material costs, particularly for steel. In an effort to offset these increases in costs, the Company implemented a steel surcharge of 3% in January of 2004. In addition, in August 2004 the Company raised prices by approximately 5% through increases in general prices and the surcharge amount. Despite raw material cost increases and due in part to these pricing actions, gross margin within the towing and recovery equipment segment improved to 11.8% of net sales in the fourth quarter of 2004 from 10.2% in the prior year period.
For the fourth quarter of 2004, selling, general and administrative expenses were $4.6 million, versus $4.2 million in the prior year period. As a percentage of net sales, these expenses were 6.8% for the fourth quarter of 2004 versus 8.4% in the prior year period.
For the 2004 fourth quarter, the Company reported operating income (earnings before interest and taxes) of $3.4 million, or 5.0% of net sales, compared with $0.9 million, or 1.9% of net sales for the prior period, an increase of 260%.
Total interest expense for the Company’s continuing and discontinued operations in the fourth quarter of 2004 was $1.3 million, compared to $2.7 million in the prior year period. Debt declined during 2004 due to the exchange of certain subordinated debt and warrants for shares of common stock in the first quarter of 2004, as well as the retirement of approximately $5.4 million of subordinated debt with the proceeds from the sale of common stock in the second quarter of 2004, as previously announced. Total Senior and Junior debt at December 31, 2004 was $26.7 million, down from $40.6 million at December 31, 2003 and $29.0 million at September 30, 2004.
For the 2004 year, net sales in the Company’s towing and recovery equipment segment rose 23% to $236.3 million from $192.0 million in the year ago period. Net sales from continuing operations were $236.3 million versus $206.0 million during the prior year period, an increase of 14.7%. The Company reported income from continuing operations(1) of $7.0 million for 2004, or $0.64 per diluted share, compared to income from continuing operations of $2.1 million for 2003, or $0.22 per diluted share, an increase of 237%. Including a loss from discontinued operations of $(1.5) million, or $(0.14) per diluted share, the Company reported net income for the 2004 full year period of $5.5 million, or $0.50 per diluted share. Including a loss from discontinued operations of $(16.2) million, or $(1.74) per diluted share, the Company reported a net loss for 2003 of $(14.1) million, or $(1.52) per diluted share. The Company’s diluted shares outstanding increased by 17% over 2003. The factors affecting the diluted shares outstanding for the year were the same as those affecting the quarter.

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MILLER INDUSTRIES REPORTS 2004 FOURTH QUARTER AND YEAR END	PAGE 3
EARNINGS RESULTS

“We are pleased with the 2004 fourth quarter and full year results, which reflect both significant improvement in the markets for our products and solid financial performance,” stated Jeffrey I. Badgley, President and Co-CEO of Miller Industries, Inc. “We continued to see improvements in end-market conditions and strong demand from our customers, with solid order levels that contributed to a 35% increase in towing and recovery equipment revenues for the quarter and a 23% increase for the year, compared to 2003. At the same time, raw material prices, which have steadily increased over the past year, have continued to put pressure on our margins. Through our careful monitoring of costs and pricing actions where possible, we’ve been able to offset some of this impact. Our focus on cost control can be seen in our selling, general and administrative expenses. Although revenues increased 35% over the year-ago period, we only saw a 10% increase in these expenses. When combined with the stronger market environment, our actions have resulted in a significant improvement in our profitability.”
Mr. Badgley concluded, “2004 was a transformational year for Miller Industries, and we would like to thank our employees, distributors and end-user customers for their hard work and support. As we move into 2005, we are encouraged by the outlook for our business. We continue to see strong demand in the marketplace. With our continued strong order and backlog levels, we are well positioned to take advantage of the improvements in our markets and to continue growing our business. While raw material costs will remain an issue, we expect the pricing actions we’ve taken to have more of an impact as orders at these new pricing levels take effect. Overall, we believe our renewed focus on our core business as the world’s largest manufacturer of towing and recovery equipment, our strengthened financial condition and the improvements we’ve seen in the marketplace will all work to position us well for the future.”

In conjunction with this release, Miller Industries will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, March 15, 2005, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:
http://phx.corporate-ir.net/playerlink.zhtml?c=112441&s=wm&e=1034584

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through March 22, 2005. The replay number is (800) 642-1687, Passcode 4670473.

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MILLER INDUSTRIES REPORTS 2004 FOURTH QUARTER AND YEAR END	PAGE 4
EARNINGS RESULTS

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion and Eagle.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company notes that these forward looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties include, but are not limited to, the risks associated with the need to service, and the terms and pending maturity of, the Company’s substantial indebtedness, retained liabilities associated with the wind down of the Company’s towing services segment, the Company’s dependence on outside suppliers for steel and other raw materials, competition, customer demand, general economic conditions, and the risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Form 10-K for fiscal 2004, which discussion is incorporated herein by this reference.

TABLE FOLLOWS

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
				%					%
	2004		2003		Change	$var	2004	2003		Change
NET SALES:
TOWING AND RECOVERY EQUIPMENT	$67,200		$49,820		35%	17,380	$236,308	$192,043		23%
TOWING SERVICES	--		--		0%	0	--	13,953		-100%
	67,200		49,820		35%		236,308	205,996		15%
COSTS AND EXPENSES:

COSTS OF OPERATIONS
TOWING AND RECOVERY EQUIPMENT	59,263		44,729		32%	14,534	205,021	168,390		22%
TOWING SERVICES	--		--		0%	0	--	10,618		-100%
	59,263		44,729		32%		205,021	179,008		15%

SELLING, GENERAL AND	4,586		4,161		10%	425	18,904	17,411		9%
ADMINISTRATIVE EXPENSES

LOSS ON SALE OF BUSINESS	--		--		0%	0	--	682		-100%

INTEREST EXPENSE, NET	1,230		823		49%	407	4,657	5,609		-17%

TOTAL COSTS AND EXPENSES	65,079		49,713		31%	15,366	228,582	202,710		13%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,121		107		1,882%	2,014	7,726	3,286		135%

INCOME TAX PROVISION	303		(569)		N/M	872	740	1,216		-39%

INCOME FROM CONTINUING OPERATIONS(1)	1,818		676		169%	1,142	6,986	2,070		237%

DISCONTINUED OPERATIONS:
LOSS FROM DISCONTINUED OPERATIONS, BEFORE TAXES	(230)		(6,171)		N/M	5,941	(1,371)	(17,260)		N/M
INCOME TAX PROVISION (BENEFIT)	--		767		-100%	(767)	140	(1,037)		N/M
LOSS FROM DISCONTINUED OPERATIONS	(230)		(6,938)		N/M	6,708	(1,511)	(16,223)		N/M

NET INCOME (LOSS)	$1,588		$(6,262)		N/M	7,850	$5,475	$(14,153)		N/M

BASIC INCOME (LOSS) PER COMMON SHARE:

INCOME FROM CONTINUING OPERATIONS	$0.16		$0.07		129%	0.09	$0.64	$0.22		191%

LOSS FROM DISCONTINUED OPERATIONS	$(0.02)		$(0.74)		N/M	0.72	$(0.14)	$(1.74)		N/M

BASIC INCOME (LOSS)	$0.14		$(0.67)		N/M	0.81	$0.50	$(1.52)		N/M

DILUTED INCOME (LOSS) PER COMMON SHARE:

INCOME FROM CONTINUING OPERATIONS	$0.16		$0.07		129%	0.09	$0.64	$0.22		191%

LOSS FROM DISCONTINUED OPERATIONS	$(0.02)		$(0.74)		N/M	0.72	$(0.14)	$(1.74)		N/M

DILUTED INCOME (LOSS)	$0.14		$(0.67)		N/M	0.81	$0.50	$(1.52)		N/M

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,181	9,341	9,341		20%	1,840.00	10,860	9,342		16%
DILUTED	11,335		9,421		20%	1,914.00	10,982	9,385		17%

MILLER INDUSTRIES REPORTS 2004 FOURTH QUARTER AND YEAR END	PAGE 6
EARNINGS RESULTS

(1) During the quarter ended December 31, 2002, the Company's management and its board of directors made the decision to divest of its remaining towing services segment, as well as the operations of the distribution group of the towing and recovery equipment segment. As a result, the statements of operations and related financial statement disclosures for all prior years have been restated to present the towing services segment and the distribution group as discontinued operations separate from continuing operations. The discussions and analyses above are of continuing operations, as restated, unless otherwise noted. Results of discontinued operations reflect interest expense for debt directly attributing to these businesses, as well as an allocation of corporate debt based on intercompany balances. The results of operations and loss on disposal associated with certain towing services operations, which were sold in June 2003 have been reclassified from discontinued operations to continuing operations given the Company's continuing involvement in the operations of the disposal components via a consulting agreement, and the Company's ongoing interest in the cash flows of the operations of the disposal components via a long-term license agreement that was finalized at the time of the sale.

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